( BW)(NY-APPLIED/SYSCOMM)(ADSX)(SYCM) Syscomm International
        Corporation Completes Acquisition of Information Products Center

                       Business Editors/High Tech Writers

                 SHIRLEY, N.Y.--(BUSINESS WIRE)--Dec. 14, 2000--

               Acquisition Propels SysComm Revenues to $56 Million
                               on Pro Forma Basis

        David A. Loppert assumes position of CEO of SysComm International

         SysComm International Corporation (Nasdaq Small cap: SYCM) announced today that it has completed its acquisition of Information Product Center, Inc. ("IPC") a former subsidiary of Applied Digital Solutions, Inc. (Nasdaq: ADSX). SysComm had previously announced that Applied Digital had agreed to acquire a majority position in SysComm.

         Concurrent with the closing of the acquisition, David A. Loppert, former CFO of Applied Digital Solutions, has been named to the position of CEO, replacing SysComm founder John Spielberger, and Anat Ebenstein, President of IPC will become COO of SysComm. Mr. Spielberger will continue his involvement in a consultative role.

         David A. Loppert commented on the significance of the recent developments: "I am very pleased to become involved in SysComm at this pivotal time. SysComm made some important strategic changes to their business model in recent months, moving away from a strict hardware reseller toward a network integrator. Despite a solid business model, SysComm as situated lacked the breadth to fully make the transition. By teaming the consistently profitable IPC with SysComm, we will be able to leverage the particular strengths and market segments of each. We expect, on a pro forma basis, to have a revenue base of $56 million annually. We also expect the operating synergies between SysComm and IPC and the cross marketing opportunities afforded by our affiliation with Applied Digital Solutions to have an immediate and profound rejuvenative effect."

         SysComm offers a line of products and service to Fortune 1000 tier companies, centered around the IBM Server family of products (RS/6000, AS/400, Netfinity) platform. IPC provides network and systems analysis and design, network infrastructure implementation, and other ancillary services such as:
Procurement, Project Management, and traditional engineering to its client base of over 200 active customers in New York and New Jersey.


About Applied Digital Solutions

         Applied Digital Solutions is a leading, single-source provider of e-business solutions. The Company differentiates itself in the marketplace by "enabling e-business through CTII(TM)" (Computer Telephony Internet Integration). Applied Digital Solutions grew revenues a remarkable 14,315 percent over the past four years. In recognition of its strong growth record, the Company has been ranked in the top tier of the fastest growing technology companies in the "Technology Fast 500" listing compiled annually by Deloitte & Touche. With a ranking of 27 in the listing for the year 2000, Applied Digital was ranked in the Top Ten of the Fast 500 in two of the past four years. For more information, visit the Company's website at http://www.adsx.com .


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About SysComm International Corporation

         SysComm International Corporation, through its wholly owed InfoTech subsidiary, provides comprehensive information technology solutions to Fortune 1000 companies as a value-added systems integrator of computer hardware and software as well as providing a full range of e-business solutions from web design and hosting through enterprise systems management. The Company, which designs, configures, installs and supports mid-range mainframe and data storage systems as well as personal computers, offers leading edge capabilities in business intelligence and client-server applications and systems management for the financial services, health care, education, government and general commercial sectors. For more information, visit the Company's website at http://www.infotechusa.com .

         Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are 'forward-looking statements' within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. The Company intends that such forward-looking statements involve risks and uncertainties and are subject to change at any time, and the Company's actual results could differ materially from expected results. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.